Exhibit 8.1

Himax Technologies, Inc.

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation	Percentage of Our Ownership Interest

Himax Technologies Limited	ROC	100.0%
Himax Technologies Korea Ltd.	South Korea	100.0%
Himax Technologies (Samoa), Inc.	Samoa	100.0%(1)
Himax Technologies (Suzhou) Co., Ltd.	PRC	100.0%(2)
Himax Technologies (Shenzhen) Co., Ltd.	PRC	100.0%(2)
Himax Display, Inc.	ROC	92.0%(1)
Integrated Microdisplays Limited	Hong Kong	92.0%(3)
Himax Display (USA) Inc.	Delaware, USA	92.0%(3)
Himax Analogic, Inc.	ROC	98.6%(1)
Himax Imaging, Inc.	Cayman Islands	100.0%
Himax Imaging, Ltd.	ROC	98.6%(1)
Himax Imaging Corp.	California, USA	98.6%(4)
Harvest Investment Limited	ROC	100.0%(1)
Himax Technologies Japan Ltd.	Japan	100.0%
Himax Semiconductor (Hong Kong) Limited	Hong Kong	100.0%
Liqxtal Technology Inc.	ROC	62.3%(1)
Himax IGI Precision Ltd.	Delaware, USA	100.0%(1)
CM Visual Technology Corp.	ROC	77.6%(1)
Viewsil Microelectronics (Kunshan) Limited	PRC	100.0%
Viewsil Technology Limited	British Virgin Islands	100.0%(5)
Solvanta Investment Limited	ROC	100.0%(1)
Solvanta Energy Limited	ROC	100.0%(6)

(1) Indirectly, through our 100.0% ownership of Himax Technologies Limited.

(2) Indirectly, through our 100.0% ownership of Himax Technologies (Samoa), Inc.

(3) Indirectly, through our 92.0% ownership of Himax Display, Inc.

(4) Indirectly, through our 98.6% ownership of Himax Imaging, Ltd.

(5) Indirectly, through our 100.0% ownership of Viewsil Microelectronics (Kunshan) Limited.

(6) Indirectly, through our 100.0% ownership of Solvanta Investment Limited.